UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2011
Unitrin, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. – Other Events.

Item 8.01.	Other Events.

Unitrin, Inc., the registrant (“Unitrin”), issued a press release today announcing that it will have a new name -- Kemper Corporation -- effective Aug. 25, 2011 and will begin trading on the New York Stock Exchange under the KMPR ticker symbol that day.
Additional information about the name change and the company is included in the press release issued by Unitrin on August 15, 2011, attached hereto as Exhibit 99.1 and incorporated herein by reference.

This report may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this report. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results to differ materially from estimated results are those listed in periodic reports filed by Unitrin with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Unitrin assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this report. The reader is advised, however, to consult any further disclosures Unitrin makes on related subjects in its filings with the SEC.

Section 9. – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1    Registrant’s press release dated August 15, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date:	August 15, 2011	/s/ Richard Roeske
Richard Roeske
Vice President and Chief Accounting Officer